Exhibit 10.91

Execution copy

Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.

Research and Development Frame Agreement

Execution copy

TABLE OF CONTENTS

I.	PARTIES	4

II.	RECITALS	4

III.	COVENANTS	5

1	APPOINTMENT	5

2	R&D ACTIVITIES	5

3	DELIVERY TO COMPANY	6

4	RELATIONSHIP BETWEEN THE PARTIES	6

5	LICENSE IN COMPANY BACKGROUND IP	7

6	RIGHTS IN WORK PRODUCTS AND ASSIGNMENT OF INTELLECTUAL PROPERTY RIGHTS	7

7	OWNERSHIP OF AND LICENSE IN DEVELOPER BACKGROUND IP	8

8	BRAND NAME	8

	8.1 Polestar brand name	8

	8.2 CEVT brand name	9

9	SUB-CONTRACTING	9

10	VALIDITY – EFFECTIVE DATE	9

11	OBLIGATIONS OF THE PARTIES	10

	11.1 Assistance to Developer	10

	11.2 Adequacy	10

	11.3 Obligations of Developer	10

	11.4 Obligations of Company	10

12	CONSIDERATION	10

	12.1 R&D Fee	10

	12.2 Hourly Rates	10

	12.3 Taxes	11

	12.4 Invoicing and Payment of the R&D Fee	11

	12.5 Record Keeping	12

	12.6 Audit	12

	12.7 Transferability	12

13	TRADE SECRETS AND CONFIDENTIALITY	12

14	REPRESENTATION AND WARRANTIES	13

	14.1 Company’s Representations and Warranties	13

	14.2 Developer’s Representations and Warranties	13

Execution copy

15	LIMITATION OF LIABILITY	13

	15.1 Responsibility/Liability	13

16	TERMINATION	14

	16.1 Ordinary Termination	14

	16.2 Extraordinary Termination	14

17	OBLIGATIONS ON TERMINATION	14

18	ENTIRE AGREEMENT	15

19	SEVERABILITY	15

20	OTHER CONTRACTUAL RELATIONSHIPS BETWEEN THE PARTIES	15

21	SUCCESSOR AND ASSIGNEES	16

22	COSTS	16

23	FORCE MAJEURE	16

24	NON-WAIVER AND CUMULATIVE RIGHTS	16

25	NOTICES	17

26	APPLICABLE LAW	17

27	DISPUTE RESULUTION	17

28	SIGNING OF THIS AGREEMENT	17

29	FURTHER ASSURANCES	17

30	APPENDICES	18

APPENDIX A – WORK ASSIGNMENT SHEET TEMPLATE		20

APPENDIX B – NON DISCLOSURE AGREEMENT (NDA)		24

I. PARTIES

On one side

Polestar Performance AB, a limited liability company incorporated and registered under the laws of Sweden, with its reg. no 556653-3096 and having its registered address at Assar Gabrielssons väg 9, 405 31 Göteborg, Sweden.

(hereinafter referred to as “Company”).

and on the other side

China Euro Vehicle Technology AB, a company duly incorporated and existing under the laws of Sweden, with registered offices at Pumpgatan 1, SE-417 55 Göteborg, Sweden with the Reg. No. 556922-7639.

(hereinafter referred to as “Developer”),

Company and Developer hereinafter jointly referred to as “Parties” and individually as “Party”.

II. RECITALS

WHEREAS, Developer belongs to a multinational group of companies (hereinafter the “Geely Group”), which is operative in the development, manufacturing and distribution of automotive goods such as passenger cars, auto components and parts and service parts (hereinafter the “Products”).

WHEREAS, Developer has available facilities, skills, material and human resources as well as capacity for conducting activities of research and development in connection with the Products.

WHEREAS, Company is in the business of developing, producing and distributing premium electrical automotive vehicles. Company is a related party to Developer.

WHEREAS, Developer is prepared to render to Company research and development services in connection with the Products for Company’s account, and Company is interested in being provided such services in the area of research and development related to the Products.

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the Parties covenant and agree each with the other to enter into this Research and Development Agreement (hereinafter, this “Agreement”), which shall be governed by the following:

III. COVENANTS

1 APPOINTMENT

Company hereby appoints Developer, and Developer hereby accepts such appointment, to perform research and development activities in connection with the Products for Company (hereinafter referred to as the “R&D Activities”).

The appointment made herein shall be governed by the terms and conditions set forth in this Agreement.

2 R&D ACTIVITIES

2.1 The R&D Activities

The R&D Activities shall be all activities tending to the research and development of the Products and any other auxiliary products, including but not limited to consulting in terms of project management or other administrative and/ or organizational matters related to Research and Development, which shall be provided by Developer as a service to Company under this Agreement.

To initiate a R&D Activity under this Agreement, Company shall submit a request to Developer according to the established request process between the Parties, and Developer shall within reasonable time answer to such request. Any by Developer accepted requests shall be quoted to Company via the Work Assignment Sheet (defined below).

2.2 Work Assignments

For the performance of the R&D Activities under this Agreement the Parties will agree on individual work assignment for each single project specifying, inter alia, the scope and technical content of the respective R&D Activity to be performed, the Company’s objectives and the estimated fees to be paid (the “Work Assignment Sheets” or “WAS”) substantially in the form set out in Appendix A. Such WAS shall be binding upon the Parties.

2.3 Requirements

Developer shall use its best endeavours, with professional, skilled and reasonably experienced personnel, to perform the R&D Activities and develop the Products or provide the services. Developer agrees that it will at all times adhere to the guidance of Company regarding the R&D Activities and in particular to the guidelines provided by the Company for the respective R&D Activities set out in each respective WAS.

Developer acknowledges that time is of essence and Developer agrees to respect and adhere to the deadlines set out in the WAS, such as time limits, milestones and gates. In the event Developer risks not to meet an agreed deadline or is otherwise in delay with the performance of the R&D Activities, Developer shall appoint additional resources in order to avoid the effects of the anticipated delay or the delay (as the case may be).

2.4 Change Management

The Parties acknowledge and agree that it may be necessary to make changes to an agreed WAS due to changed technical requirements or other similar reasons. Minor changes are to be agreed in simple text form – e.g., e-mail in between the Parties. Any material changes – having an impact on the estimated R&D Fee or the delivery times agreed under the relevant WAS are subject to a formal request in writing between the Parties. After such formal request for change the Parties shall agree on any updates to the WAS- to be signed by authorised representatives in order to be binding on the Parties.

3 DELIVERY TO COMPANY

The deliverable(s) of the services may be work products, including but not limited to presentations, 3D data, CAE models, 2D and other drawings, simulation reports, test reports, calculation and analysis reports, prototypes, procedures, software, meeting minutes, technical documents, quality documents, graphics, designs, diagrams, pictures, texts, configurations, ideas, flowcharts, layouts, databases, source code, object code, algorithms, inventions, developments, manuals, formulae, research, marketing material and documentation, created by Developer as a result of or in connection with providing the R&D Activities (“Work Product”)

Once a Work Product (as defined above) has been finalized, Developer will inform Company of the respective Work Product and hand over to Company the respective Work Product, either in writing, electronically and/or verbally, at Company’s entire and sole discretion.

Unless otherwise directed by Company or set out in the relevant WAS, upon the completion of the R&D Activities or the termination of this Agreement, whichever occurs earlier, Developer shall immediately hand over to Company all Work Products, either in writing, electronically and/or verbally, at Company’s entire and sole discretion.

4 RELATIONSHIP BETWEEN THE PARTIES

Developer will act as an independent contractor under the terms of this Agreement and not as a legal representative of Company for any purpose whatsoever. Nothing in this Agreement shall be construed: (i) to give either Party the power to direct or control the daily activities of the other Party, or (ii) to constitute the Parties as principal and agent, employer and employee, franchiser and franchisee, partners, joint ventures, co-owners or otherwise as participants in a joint undertaking.

5 LICENSE IN COMPANY BACKGROUND IP

Company hereby grants to Developer a non-exclusive, royalty-free license in any intellectual property rights, other than Foreground IP (defined below), held by Company (“Company Background IP”) only to the extent necessary and only for the purpose of providing the R&D Activities according to and/or performing the obligations under this Agreement. This limitation of the scope of the license shall also apply to the use of the Company Background IP with regard to territory and time. Developer may not grant any sub-licenses or transfer the aforementioned licence to any third party without Company’s prior written consent.

The aforementioned licence shall terminate automatically upon completion of all R&D Activities or the termination of this Agreement, whichever occurs earlier.

Developer has none and does not acquire by means of this Agreement or the performance of the R&D Activities or the obligations under this Agreement any right of ownership or title in or to the Company Background IP or any goodwill associated with the Company Background IP.

6 RIGHTS IN WORK PRODUCTS AND ASSIGNMENT OF INTELLECTUAL PROPERTY RIGHTS

Developer hereby assigns any and all intellectual property rights in and to the Work Products Foreground IP, including but not limited to copyrights and ancillary rights, designs, patents, utility models, trade secret, know-how and similar exclusivity rights (together “Foreground IP”) to Company, including the right to alter and further transfer according to section 7. Company herewith accepts this assignment. The assignment of each right will become effective once the respective right comes into existence. Company may, but is under no obligation to, file for protection of the IP Rights anywhere in the world.

The Company has the right to use the Developers Background IP to the extent necessary for being able to use the Work Products, as defined in section 7 below.

For each development projects the Parties will agree separately on the IP Rights.

7 OWNERSHIP OF AND LICENSE IN DEVELOPER BACKGROUND IP

7.1 Ownership

Developer retains all rights, title and interest in any intellectual property rights which are owned or otherwise held by Developer prior to the Effective Date or developed outside and independently of the R&D Activities (“Developer Background IP”).

7.2 License

Developer hereby grants to Company a non-exclusive, irrevocable, perpetual, (at least 50 years) worldwide, royalty-free, non-transferable (with the exception of Section 7.3), non-sub-licensable (with the exceptions of Section 7.4) right to use the Developer Background IP to the extent necessary for being able to use the Work Products for the intended application specified in the WAS of the subject R&D Activities.

7.3 Exception to non-transferable

Notwithstanding Section 7.2, the Company may transfer the right to an Affiliate of the Company after written notification to the Developer.

7.4 Exceptions to non-sublicensable

Notwithstanding Section 7.2, the Company may use the Developer Background IP together with a supplier or third-party service provider in order to exercise the right granted under section 6, but only for the intended application specified in the WAS of the subject R&D Activities. Further, the Company has the right to sublicense the Developer Background IP in order to have the Products (incorporating the Work Products and the Developer Background IP) manufactured or assembled for the Company, or its Affiliates by a third party or contract manufacturer. Furthermore, Developer may grant, the Company a right to sub-license Developer Background IP related to the Work Product to third parties, other than Affiliates, on favorable terms and conditions to be specified in a separate license agreement. Such separate license agreement should not be unreasonably withheld or denied by the Developer.

8 BRAND NAME

8.1 Polestar brand name

This Agreement includes the right to use the Polestar brand name or Trademarks or refer to Polestar for the limited purpose of what is needed to perform a R&D Activity under this Agreement. When using the Polestar Trademark or Polestar brand name, Developer shall comply with any instructions or guidelines provided by Company. For the avoidance of doubt, Developer’s right to use the Polestar brand name or Trademark when performing a specific R&D Activity does not constitute a right to use the Polestar brand name or Trademarks for any other activities and or assignments for a third party outside this Agreement.

For the avoidance of doubt, this Agreement does not include any other rights to directly or indirectly use the Polestar brand name or Polestar Trademarks, on or for any products outside the scope of this Agreement, or when marketing, promoting and/or selling such products, or in any other contacts with third parties, e.g. in presentations, business cards and correspondence, unless with the prior written consent of Company.

For the sake of clarity, “Trademark” means trademarks (including part numbers that are trademarks), service marks, logos, trade names, business names, assumed names, trade dress and get-up, and domain names, in each case whether registered or unregistered, including all applications, registrations, renewals and the like, in each case to the extent they constitute rights that are enforceable against third parties.

8.2 CEVT brand name

It is especially noted that this Agreement does not include any right to use the CEVT brand name or Trademarks or refer to CEVT in communications or official documents of whatever kind.

This means that this Agreement does not include any rights to directly or indirectly use the CEVT brand name or CEVT Trademarks, on or for any products or when marketing, promoting and/or selling such products, or in any other contacts with third parties, e.g., in presentations, business cards and correspondence.

The definition “Trademark” shall have the same meaning as stated above under section 8.1 Polestar brand name.

9 SUB-CONTRACTING

Developer shall have the right to sub-contract any of the R&D Activities to third parties provided that Developer informs Company thereof or unless Company has clearly stated otherwise in the applicable WAS with an express reference to the relevant R&D Activities.

Developer shall however remain responsible for the performance, and any omission to perform or comply with the provisions of this Agreement, to the same extent as if such performance or omittance was made by Developer itself. Developer shall also remain Company’s sole point of contact unless otherwise agreed.

10 VALIDITY – EFFECTIVE DATE

This Agreement shall be deemed effective as from the date the last Party signs this Agreement (hereinafter referred to as “the Effective Date”) and shall have an initial term of two (2) years (“Initial Term”) unless the Agreement is terminated in accordance with Article 15 hereunder. After the Initial Term the Agreement shall be automatically renewed on an annual basis unless the Agreement is terminated in accordance with Article 15.

11 OBLIGATIONS OF THE PARTIES

11.1 Assistance to Developer

Company shall provide to Developer all reasonable assistance to enable it to fulfil its obligations under this Agreement.

11.2 Adequacy

Company shall make available to Developer guidance and the Company Background IP, if any, in such a form which are objectively adequate for Developer’s fulfilment of its obligations under this Agreement.

11.3 Obligations of Developer

It shall be the duty of Developer to provide upon Company’s request, but not more than quarterly, a written report on the status of its R&D Activities to Company.

11.4 Obligations of Company

Company shall be responsible for all governmental licenses, permits, governmental authorizations, consents, approvals and registrations required to carry out the technology import and export activities and overseas research and development activities conducted by Company in compliance with the governing law of this Agreement, including but not limited to the technology import license required to be obtained if any technologies for which import are restricted under the governing laws of this, and the contract registration required to be completed if any technologies for which import are unrestricted under the laws of this Agreement.

12 CONSIDERATION

12.1 R&D Fee

In consideration of the work and service to be provided by Developer, Company shall remunerate Developer for the R&D Activities carried out under this Agreement and each respective WAS (hereinafter referred to as the “R&D Fee”).

[***]

Whereby:

[***]

12.2 Hourly Rates

The hourly rates that are used and as set forth in the WAS to calculate the Incurred Costs shall be determined by Developer on an annual basis in compliance with applicable tax legislation, including but not limited to the principle of “arm’s length distance” between the Parties.

12.3 Taxes

All sums payable according to this Section 11 shall be exclusive of taxes, duties and charges including VAT which will be charged in addition if applicable or legally required.

In the event that the payments are subject to income tax withholding, such amounts may be withheld from the payments payable to Developer in accordance with any applicable laws. Company or its designee shall remit such withheld sums to the applicable taxing authority and upon request shall provide Developer with official tax receipts or other appropriate documentation issued by the appropriate taxing authority (or such other evidence as is reasonably requested by Developer) to establish that any such withholding taxes have been paid. For the avoidance of doubt, the reimbursement amount shall not include any income taxes or any taxes, however designated. Any applicable taxes must appear instead as separate items, without mark-up, on the statement from Developer and will be paid to Developer by Company, subject to Developer’s right to require a tax invoice complying with any legislation under which the applicable taxes are imposed.

Developer will cooperate with and provide reasonable assistance to Company with respect to recovery, if possible, of any applicable taxes.

12.4 Invoicing and Payment of the R&D Fee

Invoicing will be made by Developer on a quarterly basis unless other periods of invoicing have been agreed among the parties set forth in the WAS. The estimated R&D Fee for each project shall be set out in the respective WAS, however the invoice shall constitute actual costs (Incurred Costs, Disbursement Costs and Other Costs) and Mark-up based on actual Incurred Costs. The invoice shall be denominated in SEK.

Developer shall provide all relevant information for the calculation of the R&D Fee as well as relevant information of work performed. Payment of invoices will be made by Company 30 days after the issuance of invoice, unless other periods of invoicing have been agreed among the parties and set forth in the WAS.

Payments shall be made by Company by transfer to such bank account as Developer may from time to time notify in writing to Company. If any payment made under this Agreement is not completed in full within the payment period as set forth earlier in this clause, Developer have the right to request Company to pay interest, which is charged based on STIBOR plus 2 percentage points.

Any payments made under this Agreement shall be completed in full without any set-off, counter claim or deduction whatsoever, except for withholding tax or other taxes as required by any applicable laws subject to Clause 11.2.

In the event of any disagreement between the Parties with respect to any invoice or any amounts owed thereunder, the Parties hereto agree to negotiate in good faith to resolve such dispute.

12.5 Record Keeping

Developer shall keep or cause to be kept true and proper accounts and records of all transaction materials for the purpose of calculation of its costs. Developer shall furthermore retain all vouchers, contracts, instructions issued for inclusion and allocation of costs, accounting records and other information relevant for the determination of the costs. These accounts and records, or parts thereof as necessary for validating the R&D Fee, might be requested by the Company for review to the extent permissible under applicable law. The duty of record keeping shall extend for a period of ten years as from the end of the relevant financial year. No records and documents which are relevant for the cost-calculation shall within that time period be destroyed without prior notification to Company.

12.6 Audit

During the terms of this Agreement, Company shall at its on expenses have the right to, upon reasonable notice to Developer, inspect Developer’s books and records related to the R&D Activities and the premises where the activities are performed, in order to conduct quality controls and otherwise verify the statements rendered under this Agreement.

Audits shall be made during regular business hours and be conducted by Company or by an independent auditor, who may not have any conflict of interest with or be a competitor to the Developer, appointed by Company. Should Company during any inspection find that Developer or the R&D Activities does/do not fulfil the requirements set forth herein, Company is entitled to comment on the identified deviations. Developer shall, upon notice from Company, take reasonable efforts to take the actions required in order to fulfil the requirements. In the event the Parties cannot agree upon measures to be taken in respect of the audit, each Party shall be entitled to escalate such issue to management representatives of Developer and Company.

12.7 Transferability

This Agreement and all rights and obligations arising here from shall not be transferred by either Party to a third party. Such transfer can only be made by either Party if approval has been obtained from the other Party.

13 TRADE SECRETS AND CONFIDENTIALITY

The Parties will sign the non-disclosure agreement attached hereto as Appendix B.

14 REPRESENTATION AND WARRANTIES

14.1 Company’s Representations and Warranties

Company represents and warrants hereby to Developer that it has the legal right to enter into this Agreement under the laws of Sweden.

14.2 Developer’s Representations and Warranties

Developer represents and warrants, by way of an independent warranty in the sense of the laws of Sweden hereby to Company that:

(i)	It has the legal right and capacity to enter into this Agreement under the laws of Sweden.

(ii)	To the best of its knowledge to perform the R&D Activities as set forth in this Agreement.

In the event the R&D Activities or any part thereof, more than insignificantly deviate from the requirements set forth in the WAS, or if Developer otherwise does not meet or ceases to meet the requirements set forth in this Agreement (except for minor faults and defects, which do not affect the provision of the R&D Activities), Developer shall remedy such incompliance, fault or defect as soon as reasonably possible.

15 LIMITATION OF LIABILITY

15.1 Responsibility/Liability

Responsibility for all decisions related to Company’s business remain solely with the Company.

Neither Party shall be responsible for any indirect, incidental or consequential damage or any losses of production or profit caused by it under this Agreement or failure to comply with the Developer´s instructions.

Each Party’s aggregate liability for any direct damage arising out of or in connection with this Agreement shall be limited to 30 % of the total R&D Fee of each separate R&D Activity payable by Company to Developer hereunder.

The limitations of liability set forth in this Section 15 shall not apply in respect of:

(i)	claims related to death, bodily or health injury where such Party has been acting culpable:
(ii)	damage caused by wilful misconduct or gross negligence;
(iii)	damage caused by a Party’s breach of the confidentiality undertakings in Section 13 above.

16 TERMINATION

16.1 Ordinary Termination

Either Party may at any time and in its sole discretion terminate this Agreement by serving a prior written termination notice of 6 (six) months to the end of a calendar month to the other Party.

Company shall in addition be entitled to cancel any individual R&D Activity/WAS under this R&D Agreement for convenience by serving a written notice to Developer. If not agreed separately in the associated WAS, the cancellation notice period shall be 30 days.

16.2 Extraordinary Termination

Without prejudice to the foregoing provisions, any Party may terminate this Agreement for good cause. A good cause shall include but not be limited to a transfer of majority of shares or votes of Company to a third party which is not directly or indirectly controlled by an affiliate of the Developer.

In the event either Party defaults on its obligations as provided for in this Agreement, the other Party shall give the defaulting Party written notice of said default. If the defaulting Party does not cure said default and notify in writing such other Party of such cure within 30 (thirty) calendar days after receipt of the notice of default, then the Party having given notice of default may terminate this Agreement. This termination shall then be effective immediately upon written notification of termination.

Notwithstanding the foregoing paragraph, either Party shall be deemed to be in default under this Agreement and the other Party shall have the right to terminate this Agreement with immediate effect without notice or prior opportunity to cure the default if an application or order is made, proceedings are commenced, a resolution is passed or an application to court is made or whatsoever steps are taken which might lead to that Party’s winding-up, dissolution, declaration of bankruptcy or insolvency, appointment of an administrator or controller or custodian or similar officer over all or any of its assets (including any undertaking of the affected Party or any step preliminary to such appointment), assignment for the benefit of creditors or the appointment of a receiver or trustee for the assets.

17 OBLIGATIONS ON TERMINATION

Upon the proper termination of this Agreement for any reason whatsoever, Developer shall immediately cease to perform any R&D Activity under this Agreement. The Company shall reimburse and hold harmless the Developer for all reasonable proven costs and expenses which incurred until the termination.

In the event Company cancels a R&D Activity, the Developer is entitled to demand the agreed remuneration; however, the Developer must allow set-off of the expenses the Developer has saved as a result of cancelling the R&D Activity or acquires or wilfully fails to acquire from other use of his labour. Subject to payment of the Service Fee, Developer shall deliver to Company all Work Products relating to this Agreement or the relevant WAS whether or not then complete and return all Company IP relating to this Agreement or the relevant WAS. Until they have been delivered or returned, the Developer shall be solely responsible for their safekeeping and will not use them for any purpose not connected with this Agreement.

18 ENTIRE AGREEMENT

This Agreement and its Appendices hereto constitute the entire agreement between the Parties in connection to the subject matter hereof and supersedes, if applicable, all prior agreements, understandings, negotiations and discussions with respect to the subject matter hereof whether written or oral. Except as provided in this Agreement and its Appendices, there are no conditions, representations, warranties, undertakings, promises, inducements or agreements whether direct or indirect, collateral, expressed or implied made by the Parties.

No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by authorised officers of Company and Developer.

19 SEVERABILITY

The invalidity or unenforceability of any provision or any covenant of this Agreement in any jurisdiction shall not affect the validity or enforceability of such provision or covenant in any other jurisdiction or of any other provision or covenant hereof or herein contained and any invalid provision or covenant shall be deemed to be severable. The Parties shall negotiate in good faith in order to replace the provision declared invalid or unenforceable with a new provision, valid and enforceable, which preserves the original intention of the Parties.

20 OTHER CONTRACTUAL RELATIONSHIPS BETWEEN THE PARTIES

The Parties hereto acknowledge that they have or may have in the future other contractual relationships between them. It is both Parties’ interest and intention that the different contractual relationships between the Parties are kept separated from each other and that the matters regulated in this Agreement shall in no way be affected by any term or condition other than those set forth in this Agreement.

For the term of this Agreement and for the period of six (6) months thereafter, without the prior written consent of the other Party, neither Party shall either directly or indirectly solicit or entice away (or seek or attempt to entice away) from the employment of the other Party any person employed (or any person who has been employed in the preceding six (6) months) by such other Party in the provision or receipt of the Services under this Agreement. For the avoidance of doubt, this Clause shall not apply to unsolicited responses by employees to general recruitment advertising.

21 SUCCESSOR AND ASSIGNEES

This Agreement shall endure to the benefit of and be binding upon Company and Developer and their respective legal representatives, successors and permitted assignees.

22 COSTS

All costs related to the preparation and execution of this Agreement and the execution of any actions therefore shall be borne by the Party that has directly incurred such costs.

23 FORCE MAJEURE

Neither Party shall be liable, or shall be subject to termination of this Agreement by the other Party, for any delay or default in performing any obligation hereunder attributable to acts, events or causes (including, but not limited to, war, riot, rebellion, civil disturbances, pandemic, power failures, flood, storm, fire and earthquake or other acts of God or conditions or events of nature, or any law, order, proclamation, regulation, ordinance, demand or requirement of any Governmental Authority) beyond its reasonable control and without fault or negligence of that Party that prevent in whole or in part performance by such party hereunder (“Force Majeure”). The affected provisions and/or other requirements of this Agreement shall be suspended during the period of such disability. The affected Party shall issue a written notice to the other Party specifying, amongst other things, the anticipated duration of the delay, within ten (10) days from the occurrence of the event of Force Majeure. For clarification, Force Majeure shall be deemed to be present if Developer is not allowed to perform delivery of Products or services under applicable export control regulation of the United Nations, the EU, or Sweden or if necessary, travel is not permitted, e.g. due to a pandemic or epidemic. The same shall apply if the Developer does not receive a license for delivery of Products or services if such license is required under the export control regulation of the United Nations, the EU, or Sweden.

24 NON-WAIVER AND CUMULATIVE RIGHTS

The failure of either Party to exercise any right, power or option given hereunder or to insist upon the compliance with the terms and conditions hereof by the other Party shall not constitute a waiver of the terms and conditions of this Agreement with respect to that or any other or subsequent breach thereof nor a waiver by the non-exercising Party of its rights at any time thereafter to require strict compliance with all terms and conditions hereof including the terms or conditions with respect to which non-complying Party has failed to exercise such right or option. The rights of each Party hereunder are cumulative.

25 NOTICES

All notices, consents and approvals permitted or required to be given hereunder shall be deemed to be sufficiently and duly given if written and delivered personally or sent by courier or transmitted by e-mail or other form of recorded communication tested prior to transmission, to the addresses set at the beginning of this Agreement.

Any notice so given shall be deemed to have been received on the date of delivery if sent by courier, facsimile transmission or other form of recorded communication, as the case may be. Either Party may from time to time by notice change its address for the purposes of this Agreement.

26 APPLICABLE LAW

This Agreement shall be governed and construed in accordance with the laws of Sweden to the exclusion of the Vienna UN Convention on the International Sale of Goods of 1980 (CISG) and without the conflict of law principles.

27 DISPUTE RESULUTION

Before entering into settlement of arbitration, the Parties agree to seek advice from management representatives of Developer and Company to find an amicable solution for the dispute. Should the dispute not have been resolved by the management representatives within 30 days counting from when the dispute was referred to them, the Parties shall enter into arbitration.

Any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach, termination or invalidity thereof, shall be finally settled by arbitration in accordance with the Arbitration Rules of the Arbitration Institute of the Stockholm Chamber of Commerce. The arbitral tribunal shall be composed of three arbitrators. Arbitration shall take place in Gothenburg, Sweden. Arbitration language shall be English. Judgement upon award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

28 SIGNING OF THIS AGREEMENT

This Agreement has been entered into by secured electronic signatures (for example with DocuSign). The Parties agree that the validity of this Agreement will be fully regarded for all legal purposes and as fully enforceable as possible by applicable law.

29 FURTHER ASSURANCES

The Parties hereto agree to do or cause to be done all acts or things necessary to implement and carry into effect this Agreement to its full extent, including any kind of public or official document or registration which could be required according to applicable law.

This Agreement and all appendixes, annexes, schedules, supplements and related contracts contain all agreements of the Parties in connection with the Research and Development or related services; all other related contracts and agreements are replaced by this Agreement.

30 APPENDICES

The following Appendices are part of this Agreement:

(i)	Appendix A – WAS (Work Assignment Sheet) template

(ii)	Appendix B – NDA

[Signature Page To Follow]

IN WITNESS THEREOF the Parties hereto have entered into this Research and Development Agreement on the date set hereunder and the Parties shall cause their respective authorized representatives to sign this Agreement.

For Company:

Polestar Performance AB

/s/ Dennis Nobelius Signed by: Dennis Nobelius Title: COO Place: Gothenburg Date: 2022-07-05	/s/ Anna Rudenjö Signed by: Anna Rudensjö Title: General Counsel Place: Gothenburg Date: 2022-07-04

For Developer:

China Euro Vehicle Technology AB

/s/ Mats Fägerhag Signed by: Mats Fägerhag Title: Place: Date:	Signed by: Title: Place: Date:

APPENDIX A – WORK ASSIGNMENT SHEET TEMPLATE

WORK ASSIGNMENT SHEET (WAS)

Between:

(1) Polestar Performance AB

– hereinafter “Company” –

and

(2) China Euro Vehicle Technology AB

– hereinafter “Developer” –

– Company and Developer each a “Party” and collectively the “Parties”.

Preamble

Company is in need of additional resources to conduct appropriate research and development activities for PROJECT NAME and is therefore interested in being provided with services related to the investigation, research and development of the technology to produce Products, which requires specialized personnel and resources. Developer has available facilities, skills, material and human resources as well as capacity for conducting activities of research and development in connection with Company needs. Developer intends to provide to Company, and Company agrees to purchase from Developer research and development services to support this project.

Company and Developer have entered into an Agreement regarding the provision of Research and Development Services dated ____________ (the “Agreement”).

With this Work Assignment Sheet (“WAS”) the Parties agree on a specific research and development project and the respective R&D Activities to be performed by Developer.

1 R&D PROJECT

Name	(Project Name)

Program Content	See Appendix “______________” ([ Description of Program content] Development of )

Program Background & Purpose	The (Project Name) captures [Description of the background and purpose of the program]

Time Plan	See Appendix “______________” (Milestones)

Program Leading Party	Company and/or its Affiliated Company

Main Activities During [Year]	See Appendix “______________” [List of activities] Development

2 SCOPE AND TECHNICAL CONTENT OF R&D ACTIVITIES

2.1	Developer shall perform the R&D Activities as described in relevant sections in Clause 1 above.

2.2	The R&D Activities shall be ready for acceptance by Company within the timeframe as understood between the parties.

3 Estimated R&D FEE

The Incurred Costs amount related to project ______________ for the period from ______________ to ______________ (the “Period”) are based on an estimated required amount of ____ working hours and an hourly rate of ___ SEK. It amounts to ___________ SEK and is subject to a Mark-up of ____%.

Incurred Costs	___________ SEK
Mark-up	___________ SEK
Disbursement Costs	___________ SEK

Other Costs	___________ SEK
Total estimated R&D Fee	___________ SEK

4 PAYMENT TERMS AND CONDITIONS

Developer will invoice and Company shall remunerate the actual R&D Fee according to Clause 12 of the Agreement.

Payments shall be made by Company by transfer. Developer’s Bank information is currently as follows:

China Euro Vehicle Technology AB
Bank account	[***]
Bank name	[***]
Swift code	[***]
Bank address	[***]

5 FINAL PROVISIONS

5.1	The terms and conditions of the Agreement shall apply to this Work Assignment Sheet unless explicitly stated otherwise.

5.2

Should any provision of the Work Assignment Sheet be invalid, wholly or in part, this shall not affect the validity of the other provisions of the Work Assignment Sheet. Invalid provisions shall be replaced by valid provisions which accord most closely with the intended purpose of the provisions to be replaced.

[Signature Page To Follow]

For Company:

Polestar Performance AB

Signed by: [Name] Title: [Title] Place: [Place] Date:	Signed by: [Name] Title: [Title] Place: [Place] Date:

For Developer:

China Euro Vehicle Technology AB

Signed by: [Name] Title: [Title] Place: Gothenburg Date:	Signed by: [Name] Title: [Title] Place: Gothenburg Date:

APPENDIX B – NON DISCLOSURE AGREEMENT (NDA)

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